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                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549



                                  FORM 8-K/A

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  November 15, 1999


                           IBW Financial Corporation
             (Exact name of registrant as specified in its charter)


            Maryland                       0-28360                52-1943477
  (State or other jurisdiction    (Commission file number)      (IRS Employer
       of incorporation)                                            Number)


                 4812 Georgia Avenue, NW, Washington, DC 20011
              (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code:  202-722-2000
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Item 4.  Changes in Registrant's Certifying Accountant
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     On November 15, 1999, IBW Financial Corporation (the "Company") dismissed
Deloitte & Touche LLP ("D&T") as its certifying accountant. D&T performed the audit of the Company's financial statements for the years ended December 31, 1997 and 1998. During these periods and for the period from January 1, 1999 to November 15, 1999, there were no disagreements between the Company and D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which would have caused D&T to make reference to such matter in connection with its audit reports on the Company's financial statements. For each of the years ended December 31, 1997 and 1998, D&T issued unqualified audit reports on the Company's financial statements. Neither audit report contained an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting practice. However, at the completion of the audit for the year ended December 31, 1998, D&T advised the Company in its judgement that a material weakness existed in the systems of internal controls related to credit card receivables.

     On November 15, 1999, the Company engaged the firm of Stegman and Company ("Stegman") to audit the Company's financial statements for fiscal year 1999 as its certifying accountant. The Company solicited bids for audit services from a number of firms. The appointment of Stegman was recommended by the Audit Committee of the Board of Directors and approved by the Oversight Committee of the Board of Directors on November 15, 1999.

     There were no consultations between the Company and Stegman regarding the application of accounting principles to any matter, or as to any type of opinion that might be issued on the Company's financial statements.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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(a)  Financial Statements of Business Acquired.  Not applicable.

(b)  Pro Forma Financial Information.  Not Applicable.

(c) Exhibits. (16) Letter of Deloitte & Touche, LLP pursuant to Item 304(a)(3) of Regulation SB - Filed herewith.
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                                   Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              IBW FINANCIAL CORPORATION



                              By: /s/ Thomas A. Wilson, Jr.
                                 ---------------------------
                                 Thomas A. Wilson, Jr.,
                                 Senior Vice President,
                                 Chief Financial Officer

Dated: November 23, 1999